UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

INFINITY, INC.
(Exact name of registrant as specified in its charter)

1401 W. Main Street, Suite C Chanute, Kansas	66720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 431-6200

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	2

Signature

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective April 1, 2005, O. Lee Tawes resigned from his position as a Director of Infinity, Inc. (the “Company”).

(c) On March 28, 2005, the Board elected James A. Tuell, age 45, to serve as Executive Vice President of the Company. Mr. Tuell has served the Company as Senor Vice President--Exploration and Production since June 2004. Prior to joining the Company, Mr. Tuell owned and operated an accounting and finance consultancy which served Infinity and numerous other independent energy companies from July 2001 to February 2004. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. degree in Accounting, magna cum laude, from the University of Denver and is a certified public accountant.

(d) Effective April 1, 2005, the Board appointed Mr. Tuell to serve as a Director of the Company, filling the vacancy created by the resignation of Mr. Tawes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005
Infinity, Inc.

	By:	/s/ James A. Tuell
James A. Tuell
Executive Vice President